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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                                  May 17, 1996
                       (Date of earliest event reported)


                           BLUE JAY ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                          Commission File No. 0-10372


               DELAWARE                                    23-2154902
       (State of incorporation)                         (I.R.S. Employer
                                                        Identification No.)

    11835 West Olympic Boulevard
          East Tower Suite 705
         West Los Angeles, CA                                 90064
(Address of principal executive offices)                    (Zip Code)



                                 (310) 208-5589
              (Registrant's telephone number, including area code)
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ITEM 5.    OTHER EVENTS.

         On May 17, 1996 Blue Jay Enterprises, Inc. (the "Company") executed definitive agreements to acquire all of the issued and outstanding stock of United Dynamatics, Inc., a Delaware corporation, ("UDI") and to acquire certain assets of Capital Idea, Inc., a Colorado corporation which is one of the UDI shareholders ("Capital Idea"), in exchange for issuance to UDI shareholders and Capital Idea of newly issued stock that will equal approximately 90 percent of Blue Jay outstanding common stock.

         The transactions are contingent on the satisfaction of certain conditions, and the closing is expected to occur within the next two months.

         Following the closing, the Company intends to change its name to UNIDYNE Corporation, with headquarters in Exton, Penn.

         The Company announced that a new board of directors, consisting of UDI's executive management and directors, will be installed at the closing. Future directors and the offices they will occupy are C. Eugene Hutcheson, chairman and chief operating officer; Laurence M. Wilson, President and Chief Operating Officer; Charlotte E. Doremus, chief administrative officer and secretary, and the following two persons will be independent directors; David
M. Barrett, senior partner in the Washington, D.C.-based law firm of Barrett & Schuler; and Dr. Frank B. Holze, president of Holze International Investment, a Monaco-based investment consulting firm.

         UDI, through its wholly owned subsidiary Dynamatic Corporation, manufactures specialized electric motors and variable speed drives and controls utilizing the Eddy Current Drive (ECD) operating principal to control motor speed. The variable speed drives are used in a variety of products, including conveyors, stamping presses, pumps and special process equipment.

         Dynamatic Corporation also manufactures engine dynamometers and transmission dynamometers for a variety of large industrial customers, primarily in the automotive and heavy equipment industries.

         UDI employs approximately 125 persons at facilities in Kenosha, Wisc. and Exton, Penn., and the Kenosha operation and management will continue unchanged following the transaction.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit

99.1 Purchase and Sale Agreement dated May 17, 1996, between the Company, Robert M. Bernstein, Vintage Enterprises, Inc., Capital Idea, Inc., EETC, Inc., Frank B. Holze and David M. Barrett.

99.2 Purchase and Sale Agreement dated May 17, 1996 between the Company and Capital Idea, Inc.

99.3     Press Release issued by the Company.
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       BLUE JAY ENTERPRISES, INC.


Date: May 23, 1996                     By:  /s/  ROBERT M. BERNSTEIN
                                          ------------------------------------
                                          Robert M. Bernstein, President